Exhibit 99.1
NEWS RELEASE

May 14, 2026	Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE	(301) 429-4638
Silver Spring, MD
URBAN ONE, INC. REPORTS FIRST QUARTER 2026 RESULTS
Silver Spring, MD: - Urban One, Inc. (NASDAQ: UONEK and UONE, referred to as, “Urban One,” the “Company”, “we”, “our” and/or “us”) today reported its results for the three months ended March 31, 2026. For the three months ended March 31, 2026, net revenue was approximately $77.7 million, a decrease of 15.8% from the same period in 2025. The Company reported operating loss of approximately $2.2 million for the three months ended March 31, 2026, compared to operating income of approximately $2.1 million for the three months ended March 31, 2025. Broadcast and digital operating income(1) was approximately $14.9 million for the three months ended March 31, 2026, a decrease of 35.4% from the same period in 2025. Net loss was approximately $3.1 million or $(0.69) per share (basic) for the three months ended March 31, 2026, compared to net loss of $11.7 million or $(2.64)(a) per share (basic) for the same period in 2025. Adjusted EBITDA(2) was approximately $4.7 million for the three months ended March 31, 2026, compared to approximately $12.9 million for the same period in 2025.
Alfred C. Liggins, III, Urban One’s CEO and President stated, "First quarter revenue was soft across all divisions, with TV down 18.5%, Digital down 33.5%, Radio down 6.4% and Reach Media dropped by 17.0%. We had budgeted for a down-quarter in our Radio and TV divisions, but not at Reach Media and Digital. The integration of Nielsen DASH data gave a boost to linear cable TV inventory, but combined with a weak scatter market, led to more commercial units being allocated to Direct Response advertising, at a lower average unit rate. Post DASH, prime C3 ratings 25-54 were up 49.0% from the fourth quarter and Total Day was up 35.0% from the fourth quarter. In Radio, our Miller Kaplan local Radio revenues were down 5.5% year-over-year vs the market 7.1% and national was down 8.2%, vs the market down 6.7%. Including local digital, first quarter Radio revenue was down 2.8%. We did approximately $1.0 million in gross political advertising in the first quarter and have another $1.0 million on the books for the second quarter. Radio second quarter is pacing down 2.6%. We are in a turnaround situation at Reach Media, where we continue to be impacted by a weak marketplace, key client attrition and sales team re-building. Digital also had a soft first quarter, driven by weak advertiser demand but second quarter is forecasted to be up, and there is optimism for the back half of the year based on the current sales pipeline. Our first quarter cashflow from operations was stronger than expected as we made a concerted effort to collect receivables, and we were helped by the fact that we prepaid a portion of the typical semi-annual cash interest payments in the fourth quarter as part of the debt refinancing transaction. We repurchased $4.3 million of 2028 Notes at 51.0% of par. We also repurchased $32.45 million of 2031 Second Lien Notes at 40.7% of par in the first quarter and an additional $23.46 million of 2031 Second Lien Notes in the second quarter at 42.0% of par. Year-to-date, that is a total reduction in long-term debt of $60.2 million for an annual interest savings of $4.6 million and an increase in short-term debt of $10.0 million, which is expected to be fully repaid by year-end. During the quarter and in April, we announced the acquisition of Dallas radio stations KKDA, KRNB and the disposition of KZMJ, and also the disposition of WLNK and WMXG in Charlotte. The combined net cash outflow upon closing is approximately $11.1 million, and the incremental pro-forma Adjusted EBITDA(2) is approximately $5.0 million on an annual basis. Our revised Adjusted EBITDA(2) guide for 2026 is approximately $60.0 million, of which $2.0 million relates to these transactions."

PAGE 2 -- URBAN ONE, INC. REPORTS FIRST QUARTER 2026 RESULTS

	Three Months Ended March 31,
	2026	2025
	(unaudited)
CONSOLIDATED STATEMENTS OF OPERATIONS	(in thousands, except share data)
NET REVENUE	$77,651	$92,235
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	30,005	30,598
Selling, general and administrative, excluding stock-based compensation	43,483	50,105
Stock-based compensation	201	676
Depreciation and amortization	6,177	2,315
Impairment of intangible assets	—	6,443
Total operating expenses	79,866	90,137
Operating (loss) income	(2,215)	2,098
INTEREST AND INVESTMENT INCOME	8	966
INTEREST EXPENSE	(4,407)	(10,924)
GAIN ON RETIREMENT OF DEBT	2,080	11,587
OTHER (EXPENSE) INCOME, NET	(8)	192
(Loss) income before benefit from (provision for) income taxes	(4,542)	3,919
BENEFIT FROM (PROVISION FOR) INCOME TAXES	1,441	(15,658)
NET LOSS	(3,101)	(11,739)
NET (LOSS) INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(22)	3
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,079)	$(11,742)

Weighted-average shares outstanding - basic(3, a)	4,449,258	4,442,165
Weighted-average shares outstanding - diluted(4, a)	4,449,258	4,442,165
(a) Weighted-average shares outstanding used in the computation of basic and diluted net loss to common stockholders per share have been retroactively adjusted to reflect the 1-for-10 Reverse Stock Split that occurred on January 22, 2026.

PAGE 3 -- URBAN ONE, INC. REPORTS FIRST QUARTER 2026 RESULTS
Detailed segment data for the three months ended March 31, 2026 and 2025 is presented in the following tables:

	Three Months Ended March 31, 2026
	(in thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	Corporate/ Eliminations/ Other
NET REVENUE	$77,651	$30,536	$4,860	$6,788	$36,032	$(565)
Less/(add):
Programming and technical	30,005	11,606	3,083	3,040	12,446	(170)
Sales and marketing	23,816	10,518	1,643	4,627	7,403	(375)
General and administrative	19,667	6,641	735	488	3,239	8,564
Add back:
Severance-related costs	134	48	72	6		8
Other costs	359	—	—	—	—	359
Adjusted EBITDA(2)	$4,656	$1,819	$(529)	$(1,361)	$12,944	$(8,217)

	Three Months Ended March 31, 2025
	(in thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	Corporate/ Eliminations/ Other
NET REVENUE	$92,235	$32,610	$5,853	$10,212	$44,193	$(633)
Less/(add):
Programming and technical	30,598	11,293	3,368	3,187	12,909	(159)
Sales and marketing	29,076	11,546	2,125	6,787	9,096	(478)
General and administrative	21,029	7,050	1,026	184	3,595	9,174
Add back/(deduct):
Severance-related costs	219	77	114	3	(1)	26
Other costs	1,106	50	1	1	—	1,054
Adjusted EBITDA(2)	$12,857	$2,848	$(551)	$58	$18,592	$(8,090)

PAGE 4 -- URBAN ONE, INC. REPORTS FIRST QUARTER 2026 RESULTS

	Three Months Ended March 31,
	2026	2025
	(unaudited)
PER SHARE DATA - basic and diluted:	(in thousands, except per share data)
Net loss attributable to common stockholders (basic)(a)	$(0.69)	$(2.64)
Net loss attributable to common stockholders (diluted)(a)	$(0.69)	$(2.64)

Broadcast and digital operating income(1)	$14,864	$23,016
Broadcast and digital operating income(1) reconciliation:
Net loss attributable to common stockholders	$(3,079)	$(11,742)
Add back/(deduct) certain non-broadcast and digital operating income items included in net (loss) income:
Interest and investment income	(8)	(966)
Interest expense	4,407	10,924
(Benefit from) provision for income taxes	(1,441)	15,658
Corporate selling, general and administrative expenses(b)	10,701	11,484
Stock-based compensation	201	676
Gain on retirement of debt	(2,080)	(11,587)
Other expenses (income), net	8	(192)
Depreciation and amortization	6,177	2,315
Net (loss) income attributable to non-controlling interests	(22)	3
Impairment of intangible assets	—	6,443
Broadcast and digital operating income(1)	$14,864	$23,016

Adjusted EBITDA(2)	$4,656	$12,857
Adjusted EBITDA(2) reconciliation:
Net loss attributable to common stockholders	$(3,079)	$(11,742)
Interest and investment income	(8)	(966)
Interest expense	4,407	10,924
(Benefit from) provision for income taxes	(1,441)	15,658
Depreciation and amortization	6,177	2,315
EBITDA(2)	6,056	16,189
Stock-based compensation	201	676
Gain on retirement of debt	(2,080)	(11,587)
Other expense (income), net	8	(192)
Net (loss) income attributable to non-controlling interests	(22)	3
Corporate costs	359	747
Severance-related costs	134	219
Impairment of intangible assets	—	6,443
Loss from ceased non-core businesses initiatives	—	359
Adjusted EBITDA(2)	$4,656	$12,857
(a) Weighted-average shares outstanding used in the computation of basic and diluted net loss to common stockholders per share have been retroactively adjusted to reflect the 1-for-10 Reverse Stock Split that occurred on January 22, 2026.
(b) Corporate selling, general and administrative expenses consist of expenses associated with our corporate headquarters and facilities, including personnel as well as other corporate overhead functions.

PAGE 5 -- URBAN ONE, INC. REPORTS FIRST QUARTER 2026 RESULTS

	As of March 31, 2026	As of December 31, 2025
	(in thousands)
SELECTED CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	$28,042	$26,358
Intangible assets, net(a)	274,605	279,653
Total assets	573,403	592,994
Total long-term debt, net	412,110	429,742
Total liabilities	550,401	565,760
Total stockholders' equity	23,002	24,603
Redeemable non-controlling interests(b)	-	2,631
(a) Intangible assets, net include Goodwill, net, Radio Broadcasting Licenses, net, Other Intangible Assets, net, and Current Portion of Launch Assets, net.
(b) On February 25, 2026, Reach Media closed on the Put Interest increasing the Company’s interest in Reach Media to 100.0%. Reach Media paid the last of the non-controlling interest shareholders approximately $1.3 million for the 5.4% interest.

	As of March 31, 2026	As of December 31, 2025
SELECTED LEVERAGE DATA:	(in thousands)
10.500% First Lien Senior Secured Notes due 2030(a, c)	$60,600	$60,600
7.625% Second Lien Secured Notes due 2031(a, c)	258,572	291,020
7.375% senior secured notes due February 2028(b)	7,516	11,816
Total principal outstanding on long-term debt	326,688	363,436
Less: Unamortized debt issuance costs	(2,634)	(2,868)
Add: Premium(c)	88,056	69,174
Long-term debt, net	$412,110	$429,742
(a) The 2030 First Lien Notes and 2031 Second Lien Notes pay interest semiannually on April 1 and October 1 of each year in arrears.
(b) Subsequent to the effectiveness of the supplemental indenture on December 18, 2025, these notes are no longer secured. While these notes are styled as senior secured notes they are no longer secured by collateral. The 2028 Notes pay interest semiannually on February 1 and August 1 of each year in arrears.
(c) The 2030 First Lien Notes and 2031 Second Lien Notes are accounted for under Accounting Standards Codification No. 470-60, Troubled Debt Restructurings by Debtors.

During the three months ended March 31, 2026, the Company repurchased approximately $32.4 million of its 2031 Second Lien Notes at a weighted average price of approximately 40.7% of par. As the 2031 Second Lien Notes are accounted under Accounting Standards Codification No. 470-60, Troubled Debt Restructurings by Debtors, no gain was recorded. Instead, the Company recorded an additional premium of $19.3 million, which is included in long-term debt, net on the Company's consolidated balance sheets.

During the three months ended March 31, 2026, the Company repurchased approximately $4.3 million of its 2028 Notes at a weighted average price of approximately 51.0% of par, resulting in a net gain on retirement of debt of approximately $2.1 million, included in the unaudited consolidated statement of operations.

On December 18, 2025, the Company drew $10.0 million on the on the Current ABL Facility, which was repaid in the first quarter of 2026. In March 2026, the Company drew another $10.0 million on the Current ABL Facility with a six-month maturity at an interest rate of approximately 6.09%, which remains outstanding as of March 31, 2026. After giving effect to the $10.0 million drawdown and adjustments to account for the Borrowing Base, the Company's borrowing capacity was approximately $31.8 million as of March 31, 2026.

The Company further made two separate draws of $5.0 million each for a total of $10.0 million in the second quarter of 2026, payable at an interest rate of approximately 6.75% and 6.01%, respectively. After giving effect to the outstanding $10.0 million drawdown, the additional $10.0 million drawdown in the second quarter of 2026 and adjustments to account for the Borrowing Base, the Company's borrowing capacity was approximately $22.0 million.
PAGE 6 -- URBAN ONE, INC. REPORTS FIRST QUARTER 2026 RESULTS
Dispositions and Acquisitions

In March 2026, the Company entered into an agreement to sell its WMXG and WLNK-FM radio broadcasting licenses in Charlotte, North Carolina along with the associated station assets from the Radio Broadcasting segment to unrelated third parties for approximately $0.7 million and $4.2 million respectively, pending approval by the Federal Communication Commission ("FCC"). We anticipate to complete the sale by the end of the second quarter of 2026. All stations will continue operating in their current format until the transaction receives FCC approval and closes.

In April 2026, the Company entered into an agreement to acquire Service Broadcasting Group, LLC, including radio stations KKDA and KRNB in Dallas, Texas for $22.0 million. At the same time, the Company also entered into an agreement to sell radio station KZMJ to Fuzion Dallas, LLC for $6.0 million. The transactions include the transfer of each station’s FCC license and related assets and are subject to approval by the FCC and other customary closing conditions. All stations will continue operating in their current format until the transaction receives FCC approval and closes.
Cautionary Note Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, some of which are beyond Urban One's control, which may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in Urban One’s reports on Forms 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Urban One does not undertake any duty to update any forward-looking statements.

PAGE 7 -- URBAN ONE, INC. REPORTS FIRST QUARTER 2026 RESULTS
For the three months ended March 31, 2026, we recognized approximately $77.7 million in net revenue compared to approximately $92.2 million during the three months ended March 31, 2025. These amounts are net of agency commissions. We recognized approximately $30.5 million of revenue from our Radio Broadcasting segment during the three months ended March 31, 2026, compared to approximately $32.6 million for the three months ended March 31, 2025, a decrease of approximately $2.1 million. This decrease was primarily driven by weaker overall market demand from the national and local advertisers. We recognized approximately $4.9 million of revenue from our Reach Media segment during the three months ended March 31, 2026, compared to approximately $5.9 million for the three months ended March 31, 2025, a decrease of approximately $1.0 million. This decrease was primarily driven by a decrease in national sales. We recognized approximately $6.8 million of revenue from our Digital segment during the three months ended March 31, 2026, compared to approximately $10.2 million during the three months ended March 31, 2025, a decrease of approximately $3.4 million. The decrease was primarily driven by the decrease in direct revenue streams revenue, reflecting reduced advertising spend from diversity, equity and inclusion-focused campaigns. We recognized approximately $36.0 million of revenue from our Cable Television segment during the three months ended March 31, 2026, compared to approximately $44.2 million during the three months ended March 31, 2025, a decrease of approximately $8.2 million. The decrease was primarily driven by the churn of subscribers and lower advertising sales.
The following charts indicate the sources of our net revenues for the three months and year ended March 31, 2026:

	Three Months Ended March 31,
	2026	2025	$ Change	% Change

Net revenue:	(in thousands, unaudited)
Radio advertising	$32,124	$36,217	$(4,093)	(11.3)%
Political advertising	900	150	750	*NM
Digital advertising	6,784	10,211	(3,427)	(33.6)%
Cable Television advertising	19,095	25,425	(6,330)	(24.9)%
Cable Television affiliate fees	16,877	18,717	(1,840)	(9.8)%
Event revenues & other	1,871	1,515	356	23.5%
Net revenue	$77,651	$92,235	$(14,584)	(15.8)%
*NM - Not meaningful

PAGE 8 -- URBAN ONE, INC. REPORTS FIRST QUARTER 2026 RESULTS
Operating expenses, excluding depreciation and amortization, stock-based compensation, and impairment of goodwill and intangible assets, were approximately $73.5 million for the three months ended March 31, 2026, compared to approximately $80.7 million for the comparable period in 2025. Operating expenses were down by approximately 8.9%, driven mainly by revenue-related variable expenses such as programming, media monitoring, traffic acquisition costs, commissions, sales rep fees, as well as headcount related costs and third-party professional fees.
Depreciation and amortization expense was approximately $6.2 million for the three months ended March 31, 2026, compared to approximately $2.3 million for the three months ended March 31, 2025, an increase of approximately $3.9 million. This increase is primarily driven by the Radio Broadcasting licenses amortization, which the Company started to amortize in the second quarter of 2025.
Interest expense was approximately $4.4 million for the three months ended March 31, 2026, compared to approximately $10.9 million for the three months ended March 31, 2025, a decrease of approximately $6.5 million. This decrease was due to lower overall debt balances outstanding and lower effective interest rates. The Company recognizes interest expense using an effective interest rate of approximately 5.30% on the 2030 First Lien Notes, 1.63% on the 2031 Second Lien Notes and 7.71% on the 2028 Notes for the three months ended March 31, 2026. The effective interest rates on the 2030 First Lien Notes and 2031 Second Lien Notes differ from the contractual interest payment primarily as a result of the accounting for these debt instruments under Accounting Standards Codification No. 470-60, Troubled Debt Restructurings by Debtors.
There was an approximately $2.1 million gain on retirement of debt for the three months ended March 31, 2026, compared to approximately $11.6 million for the three months ended March 31, 2025. During the three months ended March 31, 2026, the Company repurchased approximately $4.3 million of its 2028 Notes at an average price of approximately 51.0% of par, resulting in a net gain on retirement of debt of approximately $2.1 million. During the three months March 31, 2025, the Company repurchased approximately $28.2 million of its 2028 Notes at an average price of approximately 58.0% of par, resulting in a net gain on retirement of debt of approximately $11.6 million.
For the three months ended March 31, 2026, we recorded a benefit from income taxes of approximately $1.4 million on the pre-tax loss of approximately $4.5 million resulting with an annual effective tax rate of 31.7%. For the three months ended March 31, 2025, we recorded a provision for income taxes of approximately $15.7 million on pre-tax income of approximately $3.9 million resulting with an annual effective tax rate of 399.5%, which includes $14.6 million of discrete tax expense related to valuation allowance for net operating losses, and $0.2 million of discrete tax expense related to stock-based compensation.
Other pertinent financial information includes capital expenditures of approximately $3.4 million and $2.5 million for the three months ended March 31, 2026 and 2025, respectively. The increase in capital expenditure is driven by the build-out of a studio in the Indianapolis radio market.
Supplemental Financial Information:
For comparative purposes, the following more detailed statements of operations for the three months March 31, 2026 are included.

PAGE 9 -- URBAN ONE, INC. REPORTS FIRST QUARTER 2026 RESULTS

	Three Months Ended March 31, 2026
	(in thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations
NET REVENUE	$77,651	$30,536	$4,860	$6,788	$36,032	$(565)
OPERATING EXPENSES:
Programming and technical	30,005	11,606	3,083	3,040	12,446	(170)
Selling, general and administrative	43,483	17,159	2,378	5,115	10,642	8,189
Stock-based compensation	201	43	13	24	—	121
Depreciation and amortization	6,177	4,880	33	396	674	194
Total operating expenses	79,866	33,688	5,507	8,575	23,762	8,334
Operating (loss) income	(2,215)	(3,152)	(647)	(1,787)	12,270	(8,899)
INTEREST AND INVESTMENT INCOME	8	—	—	—	—	8
INTEREST EXPENSE	(4,407)	(2)	—	—	—	(4,405)
GAIN ON RETIREMENT OF DEBT	2,080	—	—	—	—	2,080
OTHER (EXPENSE) INCOME, NET	(8)	(11)	—	—	—	3
(Loss) income before benefit from (provision for) income taxes	(4,542)	(3,165)	(647)	(1,787)	12,270	(11,213)
BENEFIT FROM (PROVISION FOR) INCOME TAXES	1,441	776	142	388	(2,679)	2,814
NET (LOSS) INCOME	(3,101)	(2,389)	(505)	(1,399)	9,591	(8,399)
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(22)	—	(22)	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	(3,079)	(2,389)	(483)	(1,399)	9,591	(8,399)
Adjusted EBITDA(2)	$4,656	$1,819	$(529)	$(1,362)	$12,944	$(8,217)

PAGE 10 -- URBAN ONE, INC. REPORTS FIRST QUARTER 2026 RESULTS

	Three Months Ended March 31, 2025
	(in thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations
NET REVENUE	$92,235	$32,610	$5,853	$10,212	$44,193	$(633)
OPERATING EXPENSES:
Programming and technical	30,598	11,293	3,368	3,187	12,909	(159)
Selling, general and administrative	50,105	18,596	3,151	6,971	12,691	8,696
Stock-based compensation	676	108	23	85	288	172
Depreciation and amortization	2,315	996	34	386	715	184
Impairment of intangible assets	6,443	6,443	—	—	—	—
Total operating expenses	90,137	37,436	6,576	10,629	26,603	8,893
Operating income (loss)	2,098	(4,826)	(723)	(417)	17,590	(9,526)
INTEREST AND INVESTMENT INCOME	966	—	—	—	—	966
INTEREST EXPENSE	(10,924)	(2)	—	—	—	(10,922)
GAIN ON RETIREMENT OF DEBT	11,587	—	—	—	—	11,587
OTHER INCOME, NET	192	—	—	—	—	192
Income (loss) before (provision for) benefit from income taxes	3,919	(4,828)	(723)	(417)	17,590	(7,703)
(PROVISION FOR) BENEFIT FROM INCOME TAXES	(15,658)	1,090	(15)	392	(3,881)	(13,244)
NET (LOSS) INCOME	(11,739)	(3,738)	(738)	(25)	13,709	(20,947)
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	3	—	3	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	(11,742)	(3,738)	(741)	(25)	13,709	(20,947)
Adjusted EBITDA(2)	$12,857	$2,848	$(551)	$58	$18,592	$(8,090)

PAGE 11 -- URBAN ONE, INC. REPORTS FIRST QUARTER 2026 RESULTS
Urban One, Inc. will hold a conference call to discuss its results for the first fiscal quarter of 2026. The conference call is scheduled for Thursday May 14, 2026 at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free (+1) 888-596-4144; international callers may dial direct (+1) 646-968-2525. The Access Code is 3438559.
A replay of the conference call will be available from 2:00 p.m. EDT May 14, 2026 until 11:59 p.m. EDT May 21, 2026. Callers may access the replay by calling (+1) 800-770-2030; international callers may dial direct (+1) 609-800-9909. The replay Access Code is 3438559.
Access to live audio and a replay of the conference call will also be available on Urban One's corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.
Urban One Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 30 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform, and inspire a diverse audience of adult Black viewers. As of March 31, 2026, the Company owned and/or operated 75 independently formatted, revenue producing broadcast stations (including 58 FM or AM stations, 15 HD stations, and the 2 low power television stations the Company operates), located in 13 of the most populous African-American markets in the United States. Through Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African American and urban audiences.
Notes:
1“Broadcast and digital operating income”: The radio broadcasting industry commonly refers to “station operating income” which consists of net loss before depreciation and amortization, income taxes, interest expense, interest and investment income, non-controlling interests in income of subsidiaries, other income, net, loss from unconsolidated joint venture, corporate selling, general and administrative expenses, stock-based compensation, impairment of goodwill and intangible assets, and (gain) loss on retirement of debt. However, given the diverse nature of our business, station operating income is not truly reflective of our multi-media operation and, therefore, we use the term “broadcast and digital operating income.” Broadcast and digital operating income is not a measure of financial performance under GAAP. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments. Broadcast and digital operating income provides helpful information about our results of operations, apart from expenses associated with our fixed assets and goodwill and intangible assets, income taxes, investments, impairment charges, debt financings and retirements, corporate overhead and stock-based compensation. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to “station operating income” or other similarly titled measures as used by other companies. Broadcast and digital operating income does not represent operating income or loss, or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.
2“Adjusted EBITDA": Adjusted EBITDA consists of net (loss) income plus (1) depreciation and amortization, income taxes, interest expense, net income attributable to non-controlling interests, impairment of goodwill and intangible assets, stock-based compensation, (gain) loss on retirement of debt, employment agreement award and other compensation, corporate costs, non-recurring litigation settlement costs, non-recurring debt refinancing costs, severance-related costs, investment income, loss from unconsolidated joint venture, loss from ceased non-core business initiatives less (2) other income, net and interest and investment income. Net (loss) income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under GAAP. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business. Accordingly, based on the previous description of Adjusted EBITDA, we believe that it provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and goodwill and intangible assets, or capital structure. Adjusted EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four of our operating segments (Radio Broadcasting, Reach Media, Digital, and Cable Television). Business activities unrelated to these four segments are included in an “all other” category which the Company refers to as “All other - corporate/eliminations.” Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as alternatives to those measurements as an indicator of our performance.
3For the three months ended March 31, 2026 and 2025, Urban One had 4,449,258 and 4,442,165 shares of common stock outstanding on a weighted average basis (basic), respectively.
4For the three months ended March 31, 2026 and 2025, Urban One had 4,449,258 and 4,442,165 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.